Exhibit 99.1

INDEPENDENT CONTRACTOR AGREEMENT

     This Independent Contractor Agreement (“Agreement”) is entered into and effective as of the 21st day of December, 2004, between ProxyMed, Inc., 1854 Shackleford Ct., Ste. 200, Norcross, GA 30093 (the “Company”), and Kevin McNamara (“Contractor”), 5015 Fountainhead Drive, Brentwood TN 37027, with reference to the following facts:

The Company is engaged in the business of providing connectivity, medical cost containment services, business process outsourcing solutions and related value-added products to physicians, payers, pharmacies, medical laboratories, and other healthcare providers and suppliers.

The Company desires to engage the services of Contractor as a consultant to the Company and its Chief Executive Officer, which services shall be in addition to the duties of Contractor in connection with his chairing the activities of the Board of Directors.

Contractor desires to perform services for the Company in this connection.

     NOW, THEREFORE, the parties agree:

          1. SERVICES TO BE RENDERED.

               Contractor shall provide to the Company such services as are reasonably requested by the Board of Directors and the Company’s Chief Executive Officer to assist the Chief Executive Officer in the management of the Company. Contractor shall work diligently and use his best efforts to perform such job responsibilities, and will devote a minimum of three business days per week (including travel) to such endeavors. Contractor also agrees to make himself available by telephone when additional communication relating to the provision of his services to the Company may so require. Contractor shall have absolute discretion in deciding how to perform any services the Company may require, subject to the direction of the Board of Directors. At Contractor’s request, the Company agrees to furnish such advice, information, and full cooperation as Contractor may reasonably require. Contractor shall at all times comply with all applicable laws, rules, regulations, and orders of any applicable government authority, and the Company’s ethics policies.

               Contractor understands and acknowledges that he will, in connection with the provision of his services to the Company, frequently be required to advise and/or consult with Company counsel (both in-house and/or outside) to assist Company counsel in providing legal advice/services to Company management. Contractor and the Company acknowledge that such communications are necessary to allow Company counsel to accomplish the purposes for which they have been, or will be, engaged. Moreover, Contractor, while not an employee of the Company, will be acting as an agent of the Company in making and receiving such communications. Contractor further understands and acknowledges that such communications are strictly confidential, protected by the attorney-client privilege and/or attorney work product doctrine, and are not to be disclosed to any third party without the express written consent of the Company’s General Counsel.

          2. TERM.

               Except as provided in the second sentence of this paragraph, this Agreement shall be on a month-to-month basis, and shall automatically renew unless either party gives thirty days written notice of non-renewal to the other; provided, however, that neither party shall give notice of non-renewal with respect to the first six months from the date of execution by both parties. Notwithstanding the foregoing, (i) this Agreement may be terminated by the Company immediately upon written notice to Contractor for any breach of this Agreement by Contractor and no unvested Options as of such date shall vest upon such termination or thereafter, and (ii) this Agreement may be terminated by the Company prior to the end of such six month period for any other reason and the Company shall not be obligated to make any further payments to Contractor under paragraph 3 of this Agreement after the effective date of such termination provided that all of the Options (as defined below) shall immediately vest upon the effective date of such termination.

          3. FEES & EXPENSES.

               Contractor shall be paid at the rate of $30,000.00 per month. Contractor will also be granted options (the “Options”) on 75,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s stock on the 8th of December 2004 and with a term of 10 years. The Options shall vest at a rate of 6,250 shares on each monthly anniversary of the date of this Agreement so long as it continues in effect; provided that all of such Options shall be become fully vested as provided in paragraph 2 of this Agreement or in the event of a change of control (as such term will be defined in the agreement governing the Options) of the Company occurring prior to the one year anniversary of the date of this Agreement regardless of whether this Agreement has been terminated (other than as a result of a breach by Contractor). Contractor shall also be reimbursed for all reasonable out-of-pocket expenses incurred in the performance of its obligations hereunder, upon submission of reasonable documentation of such expenses.

          4. STATUS OF CONTRACTOR.

               In performing under this Agreement, Contractor is and shall at all times be acting and performing as an independent contractor to the Company, performing his duties in accordance with his own judgment. The Company shall neither have nor exercise any control or direction over the methods by which Contractor performs his work and function nor shall the Company have the right to interfere with such freedom of action or prescribe rules or otherwise control or direct the manner in which such services are performed, subject, in each case, to the reasonable oversight and direction of the Board of Directors. The sole interest of the Company in the services performed by Contractor is that such services be performed by Contractor in a legal, competent, efficient, and satisfactory manner. Consistent with the foregoing, the Company shall not make any deduction with respect to Contractor for any payroll taxes, contributions for unemployment or workers’ compensation insurance, social security premiums, or other benefits which are customarily measured by wages, salaries or other compensation paid to an employee. Contractor shall indemnify and hold harmless the Company from and against any and all taxes, fees, or penalties assessed against the Company as a result of the Company’s failure to make such deductions. Nothing contained herein shall cause the relationship between the parties to be that of employer and employee. Except to the limited extent, if any, necessary to preserve the integrity of the attorney-client privilege applicable to communications described in paragraph 1 hereof, Contractor, acting in such capacity, shall not have the authority to obligate or bind the Company to any contract, obligation, or undertaking whatsoever, and shall make no representation, either oral or in writing, except those expressly set forth in materials provided by the Company.

          5. NONDISCLOSURE.

               Contractor acknowledges that the details of the Company’s business are confidential. Contractor agrees that he will not, directly or indirectly, use, disseminate or disclose any confidential information (including, but not limited to, communications protected by the attorney-client privilege and/or attorney work product doctrine) of the Company during or subsequent to the term of this Agreement. During the term of this Agreement, Contractor shall use the documents and materials provided by the Company only in connection with the performance of duties required by the Company.

               Contractor further acknowledges that the securities laws of the United States and of the separate states comprising the United States apply to the trading of the Company’s stock, and that these securities laws prohibit any person or entity which is aware of material, non-public information about a publicly traded company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to base a decision to purchase, retain or sell such securities.

          6. TERMINATION.

               In the event this Agreement is terminated, Contractor shall be paid a pro-rated amount representing the monthly fee for the month in which such termination occurs.

          7. GENERAL PROVISIONS.

               (a) Arbitration.

                    Except as provided in Section 7(k), any controversy between the parties arising out of or relating to this Agreement, or involving the construction or application of any of the terms, provisions, or conditions of the Agreement, shall, on the written request of either party served on the other, be submitted to arbitration, and such arbitration shall comply with and be governed by the provisions of the Federal Arbitration Act, 9 U.S.C. sections 1, et seq. The decision of the arbitrator shall be final and conclusive upon both parties.

               (b) Further Documents.

                    Each party shall execute and deliver all such further instruments, documents, and papers, and shall perform any and all acts necessary to give full force and effect to all of the terms and provisions of this Agreement.

               (c) Successors and Assigns.

                    Except where expressly provided to the contrary, this Agreement, and all provisions hereof, shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, assigns, administrators, executors, heirs and devisees.

               (d) Severability.

                    If any provision of this Agreement, as applied to any party or to any circumstance, shall be held to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstance, or the validity or enforceability of this Agreement.

               (e) Notices.

                    All notices or demands shall be in writing and shall be served personally, by telecopier, or by express or certified mail at the addresses set forth above. Service shall be deemed conclusively made at the time of service if personally served, at the time that the telecopied transmission is successfully completed, twenty-four (24) hours after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by express mail, and five (5) days after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified mail. Any party may, by virtue of written notice in compliance with this paragraph, alter or change the address or the identity of the person to whom any notice, or copy thereof, is to be sent.

               (f) Waiver.

                    A waiver by any party of any of the terms and conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof Any party may waive any term, provision or condition included for the benefit of such a party.

               (g) Construction.

                    This Agreement shall be governed by and construed with the laws of the State of Georgia applicable to contracts entered into therein. In all matters of interpretation, whenever necessary to give effect to any provision of this Agreement, each gender shall include the other, the singular shall include the plural, and the plural shall include the singular. The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Agreement.

               (h) Entire Understanding.

                    This Agreement contains the entire understanding of the parties hereto relating to the subject matter contained herein and supersedes all prior and collateral agreements, understandings, statements, and negotiations of the parties. Each party acknowledges and agrees that no representations, inducements, promises, or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein. This Agreement cannot be modified, changed, rescinded, or terminated orally.

               (i) Attorneys’ Fees.

                    In the event of any litigation or arbitration between the parties hereto respecting or arising out of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees.

               (j) Place of Litigation.

                    Any litigation or arbitration between the parties shall occur exclusively in the County of Gwinnett, Georgia.

               (k) Counterparts.

                    This Agreement may be executed in counterparts which, taken together, shall constitute the whole of the agreement as between the parties.

               (l) Invalid Until Executed.

                    No legal rights will accrue to either party unless or until this Agreement shall have been fully executed.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PROXYMED, INC.

By: /s/ David E. Oles

Its: Secretary

/s/ Kevin M. McNamara

Kevin McNamara